Exhibit 99.1

Lion Announces First Quarter 2006 Financial Results; Strong Revenue Growth in Mortgage 101, Precision MTS Sales Accelerating

    SEATTLE--(BUSINESS WIRE)--May 4, 2006--LION, Inc. (OTCBB: LINN), a leading provider of online lead generation and advanced business solutions that streamline the mortgage loan fulfillment process, today reported total revenue of $3,533,000 for the first quarter ended March 31, 2006, compared to $4,041,000 for first quarter 2005. The Company recorded a net loss for first quarter 2006 of $186,000 compared to a net loss of $149,000 for the same quarter in the prior year.
    The Company ended the quarter with $4.4 million in cash inclusive of cash, cash equivalents, short term investments and restricted funds.
    "Strong revenue growth in our Mortgage 101 business unit along with continued sales growth in Precision MTS was offset by lower revenue in our Capital Markets business segment," stated Randall D. Miles, Chairman and CEO of LION, Inc. "Our first quarter was highlighted by Mortgage 101 revenue growth of 10% over first quarter 2005 and nearly 20% over fourth quarter, reflective of the actions we have taken to optimize the high volume of consumer traffic attracted to our Mortgage101.com Internet portal. A significant architectural redesign of the operating platform at the end of April 2006, together with the introduction of a variety of new tools in the coming weeks will provide additional impetus to continue our revenue ramp.
    "Sales of our proprietary Precision MTS product suite continue to gain momentum. We signed 5 new customers in the first quarter and added 4 more customer wins in April. A slow start to the year in our Capital Markets segment revenue overshadowed gains we made in Mortgage 101 and Retail Websites, but we expect to add customers in the second quarter and return to a more normalized revenue run rate in this product segment.
    "We expect sequential revenue growth throughout the year as each of our business lines benefit from seasonal increases in mortgage origination and as Mortgage 101, Precision MTS and Retail Websites build upon the momentum exhibited in the first quarter. Progress established in key areas positions us to achieve higher overall revenue growth and profitability for the year."

    2006 First Quarter Highlights

    Leads

    -- Maintained high volume of over 1 million unique visitors per month to Mortgage 101.com Internet portal

    -- High search engine placement, number 1 or 2 on Google, MSN and Yahoo for keyword search "mortgage"

    -- Strong quarter over quarter and year over year increase in Mortgage 101 revenue

    Loans

    --  Signed 5 new Precision MTS customers

    -- Introduced new product packages and features for Retail Web Sites including customer content management tools

    Capital Markets

    -- Approximately $17 billion in loan volume hedged through Pipeline Tools risk management technology

    Conference Call Details

    LION, Inc. will host a conference call to discuss its first quarter financial results at 4:30 p.m. ET today. Participants may join the conference call by dialing 800-299-0433 (for U.S. participants only) ten minutes prior to the start of the conference. International participants can dial in to the call at 617-801-9712. The conference passcode is 12433551. The call will also be broadcast over the Internet and can be accessed through the Company's web site at www.lioninc.com. A replay of the conference call will be available on the Company's web site following the conference. A replay of the conference call will be available on the Company's web site following the conference and by telephone through May 11, 2006 by dialing 888-286-8010 for U.S. participants and 617-801-6888 for International participants using passcode 60407936.

    About LION, Inc.

    LION, Inc. is a leading provider of advanced business solutions that streamline the mortgage loan fulfillment process in the over $2.5 trillion mortgage industry. From Leads to Loans to Capital Markets, LION offers consistent, seamless business solutions to consumers, brokers, realtors, originators and lenders. LION provides an integrated technology platform offering online loan productivity, mortgage pipeline hedging and risk management, software development and data communication tools. LION's business to consumer Internet portal, Mortgage101.com, attracts over 1 million unique monthly visitors, delivering access to LION's extensive proprietary network of mortgage brokers, realtors and lenders. Through its subsidiary, Tuttle Risk Management Services LLC, LION provides hands-on mortgage pipeline risk management for financial institutions that originate and then sell loans into the secondary market. LION has offices in Washington, California and Colorado and has been named by Deloitte & Touche LLP as one of the 50 fastest growing technology companies in the state of Washington for 2004 and 2005. For more information about LION, please visit www.lioninc.com

    This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release). Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: interest rate changes; housing and consumer trends affecting home purchases; the management of our potential growth; our ability to integrate newly acquired assets and product lines; risks of new business areas and new Internet technology; joint-marketing and sales agreements; our ability to attract and retain high quality employees; changes in the overall economy and in technology; and the number and size of our Internet competitors. Statements in this release should be evaluated in light of these important factors. All information set forth in this release is as of May 4, 2006, and LION undertakes no duty to update this information. More information about these and other important factors that could affect our business and financial results is included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, including (without limitation) under the captions, " Factors That May Affect Forward Looking Statements" and "Management's Discussion and Analysis," which is on file with the Securities and Exchange Commission. Additional information may also be set forth in those sections in our quarterly reports on Form 10-QSB previously filed with the Securities and Exchange Commission.



                       LION, Inc. and Subsidiary
            CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
              (In thousands, except net income per share)
                              (Unaudited)


                                          Q1 06      Q4 05      Q1 05
                                     ----------- ---------- ----------

Revenues                              $   3,533  $   3,729  $   4,041

Expenses
  Direct costs                            1,525      1,455      1,690
  Selling and marketing                     565        655        644
  General and administrative                927        931      1,052
  Research and development                  592        547        662
  Depreciation and amortization             122        132        130
                                       ---------  ---------  ---------
                                          3,731      3,720      4,178
                                       ---------  ---------  ---------

       Operating income (loss)             (198)         9       (137)

Other income (expense) - net                 15          7         (9)
                                       ---------  ---------  ---------

       Net income (loss) before tax        (183)        16       (146)

Income tax expense                           (3)        (3)        (3)
                                       ---------  ---------  ---------

       NET  INCOME (LOSS)             $    (186) $      13  $    (149)
                                       =========  =========  =========

Net income (loss) per common share,
  Basic and diluted                   $       -  $       -  $       -
                                       =========  =========  =========



                       LION, Inc. and Subsidiary
                 CONSOLIDATED CONDENSED BALANCE SHEETS
                            (In thousands)

                                ASSETS


                                         March 31,
                                           2006        December 31,
                                        (Unaudited)        2005
                                      ---------------   ------------

CURRENT ASSETS
  Cash and cash equivalents             $     3,338   $      3,371
  Short-term investments                        800            800
  Accounts receivable - net                   1,554          1,161
  Deferred income taxes                         150            150
  Prepaid expenses and other                    527            448
                                         -----------   ------------

       Total current assets                   6,369          5,930

PROPERTY AND EQUIPMENT, net                     754            844

OTHER ASSETS
  Goodwill - net                              2,590          2,590
  Other assets                                  325            325
                                         -----------   ------------

                                        $    10,038   $      9,689
                                         ===========   ============


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                      $       265   $        212
  Accrued salaries and benefits                 776            709
  Accrued liabilities                           355            249
  Current maturities of long-term
   obligations                                   13             23
  Deferred revenue                              940            649
                                           ---------    -----------

       Total current liabilities              2,349          1,842

LONG-TERM OBLIGATIONS, less current
 maturities                                     972            972

STOCKHOLDERS' EQUITY                          6,717          6,875
                                           ---------    -----------

                                        $    10,038   $      9,689
                                           =========    ===========



                       LION, Inc. and Subsidiary
            CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                            (In thousands)
                              (Unaudited)


                                                  Three months ended
                                                       March 31,
                                                 ---------------------
                                                      2006       2005
                                                  ---------  ---------

Net loss                                         $    (186) $    (149)
Non-cash items                                         149        195
Changes in working capital                              46        176
                                                  ---------  ---------
    Net cash provided by operating activities            9        222
                                                  ---------  ---------

    Net cash used in investing activities              (32)       (81)
                                                  ---------  ---------

Restricted cash for letter of credit                     -       (280)
Payments on long-term obligations                      (10)      (208)
Proceeds from issuance of common stock and
 exercise of stock options                               -         47
                                                  ---------  ---------
    Net cash used in financing activities              (10)      (441)
                                                  ---------  ---------

Net decrease in cash and cash equivalents              (33)      (300)
Cash and cash equivalents at beginning of period     3,371      4,519
                                                  ---------  ---------
Cash and cash equivalents at end of period       $   3,338  $   4,219
                                                  =========  =========

    CONTACT: LION, Inc.
             Dave Stedman, 800-546-6463